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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 19, 1999, except for Note 11 as to which the date is December 1, 1999, relating to the financial statements of Founders Food & Firkins Ltd., and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ Schechter Dokken Kanter Andrews & Selcer Ltd


Minneapolis, Minnesota
December 22, 1999